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                                                                   EXHIBIT 10.54


                               THIRD AMENDMENT TO

                         1993 INCENTIVE PERFORMANCE PLAN



        WHEREAS, Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), has, as of December 30, 1993, adopted the 1993 Incentive Performance Plan of Falcon Holding Group, Inc. dated as of April 1, 1993 (the "Plan") and has assumed all obligations of Falcon Holding Group, Inc. with respect to the Participants under said Plan; and

        WHEREAS, the Plan was amended by that certain First Amendment to the 1993 Incentive Performance Plan dated as of December 31, 1993 and the that certain Second Amendment to the 1993 Incentive Performance Plan dated as of January 1, 1996; and

        WHEREAS, certain partners of FHGLP made additional capital contributions to FHGLP which reduced the number of units held by Falcon Holding Group, Inc.; and

        WHEREAS, each existing FHGLP partnership unit held by Falcon Holding Group, Inc. under the Plan was, in effect, converted into .986502 of a new partnership unit; and

        WHEREAS, pursuant to Section 3.01 (d) of the Plan, the Plan is to be amended by the Board to take into account any such modification of the units subject to the Plan.

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1. Section 3.01 of the Plan is hereby amended and restated in its entirety to read as follows:

                "3.01 Definition of Performance Shares.

                        (a) FHGLP Performance Shares. FHG holds ten thousand nine hundred three and twenty hundredths (10,903.20) units representing general and limited partnership interests in FHGLP (the 'FHGLP Units') which entitles FHG to receive certain distributions from FHGLP. FHG also holds a one percent (1%) general partnership interest in each of the Investor Group Partnerships (collectively, the 'Investor Group Units'). FHG hereby allocates Distributions with respect to three thousand seven hundred eighty and fourteen hundredths (3,780.14) of the FHGLP Units and Distributions with respect to eighty-one and six-tenths percent (81.6%) of the Investor Group Units (collectively, the 'Designated Units') to provide Benefits under this Plan. A Participant shall be entitled to receive Benefits with respect to the Designated Units in an amount equal to such Participant's 'Vested FHGLP Performance Share Percentage' times the amount of Distributions received by FHG with respect to its interest in the Designated Units. A Participant's 'Vested FHGLP Performance Share Percentage' shall be a ratio (expressed as a percentage) where the numerator is the number of such Participant's FHGLP Performance Shares multiplied by such Participant's then Applicable Vesting Percentage and where the denominator is the aggregate number of FHGLP Performance Shares then allocated to all Participants under


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this Plan. Any amounts received by FHG as management fees or other fees and reimbursements shall not be considered to have been received with respect to the Designated Units and shall not be included in determining Distributions. The Board may grant full or partial FHGLP Performance Shares up to an aggregate of fourteen thousand nine hundred thirty-five (14,935) FHGLP Performance Shares under this Plan. The granting of the FHGLP Performance Shares under this Plan shall not entitle a Participant to any rights as a partner in FHGLP, including without limitation, voting, allocation of income, gain, or loss, distributions, or any other rights of a partner or assignee. An FHGLP Performance Share only represents a contingent right to certain amounts measured by the amount of any Distributions FHG receives with respect to the Designated Units, and confers no other rights whatsoever.

                        An example of the allocation of Distributions under the Plan is as follows: If FHG received an aggregate distribution of $10,000,000 with respect to the FHGLP Units, 34.67% (3,780.14 Designated Units/10,903.20 Total FHGLP Units) of such amount (i.e., $3,467,000) would be treated as a Distribution under the Plan. If a Participant has 100 FHGLP Performance Shares and is 100% vested, then such Participant would be entitled to $23,213.92 with respect to such Distribution (100/14,935 X $3,467,000)."

        2. Section 4.01A. is hereby amended and restated in its entirety to read as follows:

                "4.01   A. Distributions Upon Termination of Plan. On January 5,
1998, FHGLP shall distribute to all Participants in the Plan 3,780.14 of FHGLP Units and it shall distribute 81.6% of all the Investor Group Units, all as defined in Section 3.01(a) as the Designated Units. Each Participant shall receive such portion of the Designated Units, calculated in accordance with the provisions of Section 3.01 (a). On January 5, 1998, FHGLP shall also distribute to all Participants 237.98 of the Class A Units of FHGLP. Each Participant shall receive such portion of the Class A Units as calculated in accordance with the provisions of Section 3.01 (c). Upon such distribution of such Units by FHGLP, this Plan shall be terminated."

        3. Except as amended hereby, all other provisions of the Incentive Plan, as previously amended, shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of July 1, 1996.


                                         FALCON HOLDING GROUP, L.P.,
                                         a Delaware limited partnership

                                         By:  Falcon Holding Group, Inc.,
                                               a California corporation,
                                               its general partner


                                               By /s/ Michael K. Menerey
                                               -------------------------------
                                               Title Chief Financial Officer